Exhibit 10.39

BOARD OF DIRECTORS AGREEMENT

This AGREEMENT (the “Agreement”), dated on November 6, 2023 (the “Effective Date”), is by and between Aeries Technology, Inc. (the “Company”, and together with its subsidiaries and affiliates, the “Company Group”), and Biswajit Dasgupta, (the “Director”) (together, “the “Parties” and each a “Party”).

WHEREAS, the Company desires to retain the services of Director for the benefit of the Company and its shareholders; and

WHEREAS, Director desires to serve on the Company’s Board of Directors for the period of time and subject to the terms and conditions set forth herein;

NOW, THEREFORE, for consideration and as set forth herein, the parties hereto agree as follows:

1. Position and Responsibilities

(a) Duties. Director agrees to provide services to the Company as a member of the Board of Directors. Director shall, for so long as he remains a member of the Board of Directors, but in any case not less than one year from the date hereof, meet with the Company upon written request, at dates and times mutually agreeable to Director and the Company, to discuss any matter involving the Company or its Subsidiaries, which involves or may involve issues of which Director has knowledge and cooperate in the review, defense or prosecution of such matters. Director acknowledges and agrees that the Company may rely upon Director’s expertise in product development, marketing or other business disciplines where Director has a deep understanding with respect to the Company’s business operations and that such requests may require substantial additional time and efforts in addition to Director’s customary service as a member of the Board of Directors. Director will notify the Company promptly if he is subpoenaed or otherwise served with legal process in any matter involving the Company or its subsidiaries. Director will notify the Company if any attorney who is not representing the Company contacts or attempts to contact Director (other than Director’s own legal counsel) to obtain information that in any way relates to the Company or its Subsidiaries, and Director will not discuss any of these matters with any such attorney without first so notifying the Company and providing the Company with an opportunity to have its attorney present during any meeting or conversation with any such attorney.

(b) Other Activities. Director may be employed by another company, may serve on other Boards of Directors or Advisory Boards, and may engage in any other business activity (whether or not pursued for pecuniary advantage), as long as such outside activities do not violate Director’s obligations under this Agreement or Director’s fiduciary obligations to the Company. The ownership of less than a 5% interest in an entity, by itself, shall not constitute a violation of this duty. Director represents that Director has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, and Director agrees to use his best efforts to avoid or minimize any such conflict and agrees not to enter into any agreement or obligation that could create such a conflict without the approval of a majority of the Board of Directors. If, at any time, Director is required to make any disclosure or take any action that may conflict with any of the provisions of this Agreement, Director will notify the Board of such obligation, prior to making such disclosure or taking such action.

2. Director’s Fee. In consideration of the services to be rendered under this Agreement, Company shall pay Director an annual fee of $50,000.00, which shall be paid in accordance with the Company’s regularly established practices regarding the payment of Directors’ fees or in increments of $4,166.67 per month, but in no event later than 12 months after the Effective Date of this Agreement and each of its subsequent anniversaries, if any.

3. Shares and Options. Subject to the vesting, and other provisions of the Company’s 2023 Equity Incentive Plan, the Company will issue to Director up to a total of 75,000 restricted share units pursuant to the terms set forth in the award agreement to be entered into with Director.

4. Expenses. The Company shall reimburse Director for all reasonable business expenses incurred in the performance of the Services in accordance with Company’s expense reimbursement guidelines.

5. Indemnification. Company will indemnify and defend Director against any liability incurred in the performance of the Services to the fullest extent authorized in Company’s amended and restated memorandum and articles of association (the “Articles”). Company will purchase Director’s and Officer’s liability insurance when a policy is purchased by the Company and Director shall be entitled to the protection of any Director’s and Officer’s liability insurance policies the Company maintains for the benefit of its Directors and Officers against all costs, charges and expenses in connection with any action, suit or proceeding to which he may be made a party by reason of his affiliation with Company, its subsidiaries, or affiliates.

6. Records. So long as the Director shall serve as a member of the Company’s Board of Directors the Director shall have full access to books and records of Company and access to management of the Company.

7. Termination:

(a) Right to Terminate. At any time, Director may be removed as Board Member as provided in the Articles. Director may resign as Board Member or Director as provided in the Articles. Notwithstanding anything to the contrary contained in or arising from this Agreement or any statements, policies, or practices of Company, neither Director nor Company shall be required to provide any advance notice or any reason or cause for termination of Director’s status as Board Member, except as provided in the Articles.

(b) Effect of Termination as Director. Upon Director’s termination this Agreement will terminate; Company shall pay to Director all compensation and expenses to which Director is entitled up through the date of termination; and Director shall be entitled to his rights under any other applicable law. Thereafter, all of Company’s obligations under this Agreement shall cease.

8. Termination Obligations

(a) Director agrees that all property, including, without limitation, all equipment, tangible proprietary information, documents, records, notes, contracts, and computer-generated materials provided to or prepared by Director incident to the Services and his membership on the Company’s Board of Directors or any committee therefore the sole and exclusive property of the Company and shall be promptly returned to the Company at such time as the Director is no longer a member of the Company’s Board of Directors.

(b) Upon termination of this Agreement, Director shall be deemed to have resigned from all offices then held with Company by virtue of his position as Board Member. Director agrees that following any termination of this Agreement, he shall cooperate with Company in the winding up or transferring to other directors of any pending work and shall also cooperate with Company (to the extent allowed by law, and at Company’s expense) in the defense of any action brought by any third party against Company that relates to the Services.

9. Nondisclosure Obligations

Director shall maintain in confidence and shall not, directly or indirectly, disclose or use, either during or after the term of this Agreement, any Proprietary Information (as defined below), confidential information, or trade secrets belonging to Company, whether or not it is in written or permanent form, except to the extent necessary to perform the Services, as required by a lawful government order or subpoena, or as authorized in writing by Company. These nondisclosure obligations also apply to Proprietary Information belonging to customers and suppliers of Company, and other third parties, learned by Director as a result of performing the Services. “Proprietary Information” means all information pertaining in any manner to the business of Company, unless (i) the information is or becomes publicly known through lawful means; (ii) the information was part of Director’s general knowledge prior to his relationship with Company; or (iii) the information is disclosed to Director without restriction by a third party who rightfully possesses the information and did not learn of it from Company. If a court of competent jurisdiction determines that Director has breached or failed to comply with the obligations in this Section, the Director agrees that Company shall be entitled to seek injunctive relief to enforce this obligation, to the extent permitted by applicable law. The Company shall receive injunctive relief without the necessity of posting bond or other security, such bond or other security being hereby waived by the Director, or the burden of proving actual damages which is also hereby waived by the Director.

10. Jurisdiction; Waiver of Jury Trial.

(a) In the event that the Parties are unable to resolve any controversy or claim arising out of or in connection with this Agreement or breach thereof, any Party may refer the dispute to binding arbitration, which, except as expressly provided hereafter, will be the exclusive forum for resolving such claims. Such arbitration will be administered by the American Arbitration Association (the “AAA”) and governed by New York law. The arbitration will be conducted by a single arbitrator selected by the Director and the Company according to the rules of the AAA. In the event that the Parties fail to agree on the selection of the arbitrator within 30 days after either the Director’s or the Company’s request for arbitration, the arbitrator will be chosen by the AAA. The arbitration proceeding will commence on a mutually agreeable date within 90 days after the request for arbitration. The forum for arbitration will be agreed on by the Parties or, in the absence of any agreement, will be in a venue located in New York County, New York.

(b) The arbitrator will have no power or authority to make awards or orders granting relief that would not be available to a Party in a court of law. The arbitrator’s award is limited by and must comply with this Agreement and applicable federal, state and local laws. The decision of the arbitrator will be final and binding on the Parties.

(c) Notwithstanding the foregoing, no claim or controversy for injunctive or equitable relief contemplated by or allowed under applicable law pursuant to Section 9 will be subject to arbitration under this Section 10, but will instead be subject to determination as provided in Section 9.

(d) AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

(e) The Parties may seek to enforce an arbitral award issued pursuant to this Section 10 in any court of competent jurisdiction.

11. Amendments; Waivers

This Agreement may be amended, modified, superseded or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties or, in the case of a waiver, by the party to be charged. Any amendment or waiver by the Company must be approved by the Company’s Board of Directors and executed on behalf of the Company by its Chief Executive Officer. If the Director shall also serve as Chief Executive Officer, such amendment or waiver must be executed on behalf of the Company by an officer designed by the Company’s Board of Directors.

12. Assignment

This Agreement shall not be assignable by either party.

13. Governing Law

This Agreement shall be governed by the law of the Cayman Islands. In the event of any dispute regarding the performance or terms hereof, the prevailing party in any litigation shall be entitled to an award of reasonable attorneys’ fees and costs of suit, together with any other relief awarded hereunder or in accordance with governing law.

14. Interpretation

This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. Captions are used for reference purposes only and should be ignored in the interpretation of the Agreement.

15. Binding Agreement

Each party represents and warrants to the other that the person(s) signing this Agreement below has authority to bind the party to this Agreement and that this Agreement will legally bind both Company and Director. To the extent that the practices, policies, or procedures of Company, now or in the future, are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control. Any subsequent change in Director’s duties or compensation as Board Member will not affect the validity or scope of the remainder of this Agreement.

16. Director Acknowledgment

Director acknowledges Director has had the opportunity to consult legal counsel concerning this Agreement, that Director has read and understands the Agreement, that Director is fully aware of its legal effect, and that Director has entered into it freely based on his own judgment and not on any representations or promises other than those contained in this Agreement.

17. Entire Agreement

This Agreement constitutes the entire understanding between the parties hereto superseding all prior and contemporaneous agreements or understandings among the parties hereto concerning the Agreement.

18. Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties to this Agreement shall be entitled to rely on any such electronically transmitted signature for the purposes of the Electronic Transactions Act (as amended) of the Cayman Islands and each party acknowledges and agrees that no further verification will be required in respect of any other party’s facsimile or electronically transmitted signature and further agrees to this Agreement (including any incidental information) being recorded as an electronic record.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

DIRECTOR:

/s/ Biswajit Dasgupta
Biswajit Dasgupta

COMPANY:

Aeries Technology, Inc.

By:	/s/ Sudhir Appukuttan Panikassery
	Name:	Sudhir Appukuttan Panikassery
	Title:	CEO

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director agreement